                                                                     EXHIBIT 1.1


                                850,000 SHARES*

                        PINNACLE FINANCIAL PARTNERS, INC.

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                         St. Petersburg, Florida
                                                                 August __, 2004



Raymond James & Associates, Inc.
As Representative of the Several Underwriters
   listed on Schedule I hereto
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

         Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 850,000 shares of its Common Stock, par value $1.00 per share (the "Common Stock"). The aggregate of 850,000 shares to be purchased from the Company are called the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 127,500 shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the "Representative."

         The Company wishes to confirm through this written document (the "Agreement") its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission





--------
* Plus an additional 127,500 shares subject to Underwriter's over-allotment option.

thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-117627), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form S-3 (File No. 333-117627) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Rule 434 Prospectus, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that, upon filing, are incorporated by reference therein, as required by paragraph (b) of
Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $[______] per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.



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

         The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 127,500 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [_________],or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [__________] as the Representative shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than seven business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company. In the alternative, delivery of the Firm Shares and the Additional Shares may be made through the "full fast" system of the Depository Trust Company, in each case pursuant to the schedule set forth above.

         It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

         (a) The Company will use its every reasonable effort to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective; (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act; (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the

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Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (v) within the Prospectus Delivery Period referred to in Section 5(d) below, of any change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the first business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

         (b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request, as well as copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(d) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

         (c) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

         (d) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the "Prospectus Delivery Period"), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

         (e) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing upon its receipt of written notice thereof.

         (f) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule
158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, within 75 days, which consolidated earnings statement shall satisfy the provisions of
Section 11(a) of the Act.



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         (g) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act within the time periods required by the Exchange Act.

         (h) During the period ending three years from the date hereof, the Company will furnish to you and, upon your request, to each of the other
Underwriters: (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or the Nasdaq Stock Market ("NASDAQ") or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

         (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof, or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all reasonable out-of-pocket expenses (including reasonable travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries and other overhead costs paid by you) reasonably incurred by you in connection herewith.

         (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

         (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

         (l) For a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not: (i) directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement and except for: (i) grants of options or other equity-based awards pursuant to the Company's stock option, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus, (ii) issuances of shares of Common Stock upon the exercise of options or other equity-based awards outstanding as of the date hereof under such stock plans, (iii) shares of Common Stock issuable upon exercise of warrants previously granted to the Company's organizers, and (iv) shares

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of Common Stock and options to purchase Common Stock issued in connection with any acquisition approved by the Company's Board of Directors.

         (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any quarterly period subsequent to the periods covered by the financial statements appearing in the Prospectus.

         (n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

         (o) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

         (p) The Company will timely file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

         (q) For a period of twelve (12) months after the date hereof, the Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for the Common Stock.

         6. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

         (a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied as to form when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Preliminary Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use under the section captioned "Underwriting." The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

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         (b) The Company has prepared each of the Registration Statement, any
Rule 462 Registration Statement and any post-effective amendment thereto, and the Prospectus and any amendments or supplements thereto. The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply as to form in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein under the section captioned "Underwriting."

         (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto). The certificates for the Shares being sold by the Company are in valid and sufficient form.

         (e) Each of the Company and its subsidiaries is a corporation duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (f) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company's knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation.

         (g) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its articles of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an "Existing Instrument") to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

         (h) The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

         (i) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the

Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NASDAQ, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice); (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's articles of incorporation or the Company's bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound; (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties; or (iv) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (j) Except as described in the Prospectus, and except for options to purchase capital stock issued pursuant to the Company's stock option or stock incentive plans in place prior to the date of this Agreement, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

         (k) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

         (l) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (except for subsequent issuances, if any, in the ordinary course of business under any stock option, bonus or incentive plan that is in effect as of the date of this Agreement and is described in the Prospectus or upon the exercise of outstanding stock options or warrants described in the Prospectus); and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or result of operations of the Company.

         (n) The Shares will be eligible to be traded on the Nasdaq National Market at the opening of the market on the trading day immediately following the date of this Agreement. The Company has not received any notice of actual or contemplated delisting from the Nasdaq National Market.

         (o) The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

         (p) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

         (q) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

         (r) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (s) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

         (t) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit, except where such failure to operate without the permit does not and will not have a Material Adverse Effect on the Company and the subsidiaries as a whole, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

         (u) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (v) Except as previously disclosed to the Underwriters in writing, no officer, director or nominee for director of the Company has a direct or indirect affiliation or association with any member of the NASD.

         7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(e), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto; (v) the fees and expenses associated with listing the Shares on the NASDAQ; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

         8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys' fees and expenses (collectively, "Damages") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the section captioned "Underwriting" in connection therewith. The Underwriters further acknowledge and agree that the indemnity agreement contained in this Section 8 with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or to the benefit of any person controlling such Underwriter in respect of any loss, claim, damage, liability or action asserted by a person who purchases the Firm Shares, or any Additional Shares, as the case may be, from such Underwriter, if such Underwriter failed to send or give a copy of the Prospectus (as the same may be amended or supplemented) to such person with or prior to written confirmation of the sale to such person. This indemnification shall be in addition to any liability that the Company may otherwise have.

         If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(ies) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(ies) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(ies) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(ies) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or
(iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(ies), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company (in which case the indemnifying party(ies) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(ies) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(ies) agree(s) to indemnify and hold harmless any

Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this
Section 8.

         Each Underwriter agrees, severally and jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding provided that the foregoing shall not apply to the extent such claim is one as to which the Company is indisputably entitled to indemnification from the Underwriters under the foregoing paragraph.

         If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

         The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

          (b) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Bass, Berry & Sims PLC, counsel to the Company to the effect set forth in Exhibit B attached hereto.

         In addition to the opinion required by this Section 9(b), such counsel shall state that during the course of his participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial and accounting information or data contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Powell, Goldstein, Frazer & Murphy LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (d) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, substantially in the form heretofore approved by you.

         (e) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; and (ii) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof, unless such representation or warranty is as of some other specific date than the date hereof, and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(e) and in Section 9(g) hereof.

         (f) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

         (g) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

         (h) At or prior to the Closing Date, you shall have received the written commitment Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company's executive officers and directors.

         (i) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are, in all material respects, reasonably satisfactory in form and substance to you and your counsel.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (b) and (c) shall be revised to reflect the sale of Additional Shares.

         If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

         11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth (1/10) of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth (1/10) of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment:
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ; (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority; (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. Information Furnished by the Underwriters. The Company acknowledges that the paragraphs under the caption "Underwriting" in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 hereof.

         14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

         (i)      to the Company:

                  Pinnacle Financial Partners, Inc.
                  The Commerce Center
                  211 Commerce Street, Suite 300
                  Nashville, Tennessee 37201
                  Attn: Chief Executive Officer

                  with a copy to:

                  Bob F. Thompson
                  Bass, Berry & Sims PLC
                  315 Beadrick Street, Suite 2700
                  Nashville, Tennessee 37238-0002

         (ii)     to the Underwriters:

                  Raymond James & Associates, Inc.
                  880 Carillon Parkway
                  St. Petersburg, Florida 33716
                  Attention:  [_________________]

                  with a copy to:

                  Katherine M. Koops
                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, NE
                  16th Floor
                  Atlanta, Georgia 30303

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

         15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

         This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

         The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.



               [Remainder of this page intentionally left blank.]

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                  Very truly yours,


                                  PINNACLE FINANCIAL PARTNERS, INC.


                                  By:
                                         -------------------------------------
                                  Name:  M. Terry Turner
                                  Title: President and Chief Executive Officer




CONFIRMED as of the date first above
mentioned, on behalf of the Representative and the other several Underwriters named in
Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.



By:
    -----------------------------
    Authorized Representative

                                   SCHEDULE I


                                                                   Number
         Name                                                      Firm Shares
         ----                                                      -----------








         TOTAL:
                                                                   ===========

                                    EXHIBIT A


                                August ___, 2004

Pinnacle Financial Partners, Inc.
The Commerce Center
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

RE:   PINNACLE FINANCIAL PARTNERS, INC. (THE "COMPANY") - RESTRICTION ON STOCK
      SALES

Dear Sirs:

         This letter is delivered to you pursuant to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the representative (the "Representative") of certain underwriters (the "Underwriters") to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $1.00 per share, of the Company (the "Shares"), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-117627 (the "Registration Statement"), as filed with the Securities and Exchange Commission on July 23, 2004 (the "Offering").

         The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the "Company Securities"), that the Company complete the proposed Offering.

         The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

         Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a

"Disposition") any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities, held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed beneficially owned by the undersigned (collectively, the "Lock-Up Shares"), pursuant to the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company's Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the "Lock-Up Period"), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned's sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

         Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

         (1) the Company Securities being offered in the prospectus included in the Registration Statement;

         (2) any grant or exercise of options or other equity-based awards pursuant to the Company's already existing stock option or stock incentive plans; or

         (3) the exercise of any warrants previously granted to the undersigned to the extent such exercise is required as a result of a commitment by the undersigned to the Federal Reserve Bank of Atlanta.

         It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

                                       Very truly yours,





                                       Name:
                                             --------------------------------
                                       Title:
                                              -------------------------------

                                    EXHIBIT B

         Pursuant to Section 9(b) of the Underwriting Agreement, counsel for the Company shall furnish an opinion to the Representative of the Underwriters to the effect that:

         (i) The Company is a registered bank holding company under the Bank Holding Company Act; has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

         (ii) The Company has an authorized capitalization as set forth in the Prospectus under the column "Actual" under the heading "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and the Shares conform to the description of the Stock contained in the Prospectus or in documents incorporated by reference therein;

         (iii) The shares of Common Stock of the Company to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

         (iv) Except as described in the Prospectus or in documents incorporated by reference therein, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

         (v) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified would not have a Material Adverse Effect on the Company;

         (vi) Pinnacle National Bank has been duly chartered and is validly existing as a national bank, in good standing under the laws of the jurisdiction of its organization, with corporate power and corporate authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. All of the issued and outstanding capital stock of

Pinnacle National Bank has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity.

         (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (viii) The issue and sale of the Shares being delivered pursuant to the Underwriting Agreement by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument which has been filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to any document incorporated by reference in the Registration Statement, nor will such action result in any violation of the provisions of the articles of incorporation, as amended, or bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court, governmental agency or authority or self-regulating body, association or organization, except for such violations that would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

         (ix) No consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or authority or self-regulating body, association or organization is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NASDAQ, the registration of the Shares under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, as to which we express no opinion, and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice, and except for those consents, approvals, authorizations, orders, registrations or qualifications, the failure of which to obtain will not have a material adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement and the fulfillment of the terms thereof by the Company;

         (x) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or charter (as applicable) or bylaws or, to such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound and which has been filed or incorporated by reference as an exhibit to the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference in the Registration Statement;

         (xi) The statements set forth in, or incorporated by reference into, the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of, or rights related to, the Shares to the extent that they constitute matters of law, summaries of legal matters, summaries of the provisions of the Company's charter or bylaws or legal conclusions have been reviewed by us and are correct in all material respects;

         (xii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

         (xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

         (xiv) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

         (xv) The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we have not verified and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in each of the Registration Statement or Prospectus, except as otherwise stated herein. We participated in the preparation of the Registration Statement and the Prospectus (in each case including the documents incorporated or deemed to be incorporated by reference therein), during the course of which, among other things, we examined various documents and other papers and participated in conferences with representatives of the Company, with representatives of the Company's independent public accountants, and with your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the information that was received, examined and/or developed in the course of our above-described participation, considered in the light of our understanding of the applicable law and the experience we have gained through our practice thereunder, no facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement became effective or at the date of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the date of this opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief or opinion with respect to the financial statements and schedules and other financial data included therein or omitted therefrom).